UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

STATE STREET CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Common Stock Offering

On May 18, 2009, State Street Corporation (“State Street”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein, to issue and sell 51,282,051 shares of State Street’s common stock in a public offering pursuant to a registration statement on Form S-3 (File No. 333-157882) and a related prospectus supplement filed with the Securities and Exchange Commission. In addition, State Street granted the underwriters an option exercisable for 30 days from the date of such prospectus supplement to purchase, at the public offering price less underwriting discounts and commissions, up to an additional 7,692,307 shares of State Street’s common stock, which option the underwriters exercised in full on May 19, 2009.

State Street expects to receive net proceeds from the common stock offering of approximately $2.23 billion, after deducting estimated expenses and underwriting discounts and commissions.

The above description of the Common Stock Underwriting Agreement is qualified in its entirety by reference to the Common Stock Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to State Street, has issued an opinion to State Street, dated May 18, 2009, regarding the legality of the shares of common stock to be issued and sold in the common stock offering upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 to this current report on Form 8-K.

Senior Notes Offering

On May 19, 2009, State Street entered into an underwriting agreement (the “Senior Notes Underwriting Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named therein, for the issuance by State Street of $500 million aggregate principal amount of 4.30% senior notes due 2014 in a public offering pursuant to a registration statement on Form S-3 (File No. 333-157882) and a related prospectus supplement filed with the Securities and Exchange Commission.

State Street expects to receive net proceeds from the senior notes offering of approximately $498 million, after deducting estimated expenses and underwriting discounts and commissions.

The above description of the Senior Notes Underwriting Agreement is qualified in its entirety by reference to the Senior Notes Underwriting Agreement, which is filed as Exhibit 1.2 hereto and is incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to State Street, has issued an opinion to State Street, dated May 19, 2009, regarding the legality of the senior notes to be issued and sold in the senior notes offering upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.2 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 18, 2009, by and among State Street Corporation, Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein

1.2	Underwriting Agreement, dated May 19, 2009, by and among State Street Corporation, Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated May 18, 2009

5.2	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated May 19, 2009

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.1)

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

Date: May 21, 2009	By:	/s/ David C. Phelan
	Name:	David C. Phelan
	Title:	Executive Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 18, 2009, by and among State Street Corporation, Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein

1.2	Underwriting Agreement, dated May 19, 2009, by and among State Street Corporation, Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated May 18, 2009

5.2	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated May 19, 2009

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.1)

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.2)